Exhibit 4.3

NUMBER CERT.9999 Stran & Company, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA COMMON STOCK, $0.0001 PAR VALUE PER SHARE SHARES *******9,000,000,000******* CUSIP: 86260J102 COMMON STOCK THIS CERTIFIES THAT * SPECIMEN * * NINE BILLION AND 00/100 * Is The Owner of FULLY PAID AND NON - ASSESSABLE SHARES OF COMMON STOCK OF Stran & Company, Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. JANUARY 01, 2009 Dated: COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Chief Executive Officer By: AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. TRANSFER FEE WILL APPLY UNIF GIFT MIN ACT.........................Custodian....................... (Minor) TEN COM TEN ENT JT TEN (Cust) Act..............„.................................. (State) - as tenants in common - as tenants by the entireties - as joint tenants with the right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list. For value r eceived, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDTNG ZIP CODE, OF ASSIGNEE) shares of the capital stoclc represented by the v›ithin Cerlificate, and do hereby irrevocably constitute and , Attorney lo transfer the said stock on the books of the within named Corporation w//ñti// power of substitution in the premises . Dated X 'l*IâE S IGNATU RE TO THI S A S SIG N$J EN*P XIUIT COn R BS NON D IYITH TH fi NAME AS \ VItITTEN UPON THE FACL OF TU IS CEltTJ FJSA TO. TH E SIGNA'FURP(S) ht UST BF EUR RA N4'E E D DY AN E LI U' IBLE G UA R ANTOtt IN STIT UTI ON (Danks, S ieckbrokets, .8a*'iugs sad Loan A s soeiai ivns end C redi1 Unions). SIGNATURE GUARANTEED:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT........................Custodian......................
TEN ENT	- as tenants by the entireties	(Cust) (Minor)
JT TEN	- as joint tenants with the right of survivorship and not as tenants in common	Act... (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____

____ *shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____, *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

X ____

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY